Exhibit 99.1

For Immediate Release

Local Corporation Reports Fourth Quarter and Fiscal 2011 Financial Results

Record Fourth Quarter Revenue Exceeds Prior Guidance

IRVINE, Calif., Feb. 16, 2012 — Local Corporation (NASDAQ: LOCM), a leading online local media company, today reported its financial results for the fourth quarter and fiscal 2011.

SUMMARY RESULTS

(in thousands, except per share amounts)

	Q4 2011	Q3 2011	Q4 2010
Owned & Operated	$17,536	$13,457	$10,014
Network	5,065	4,364	6,156
SAS	2,906	3,056	3,875

Revenue	$25,507	$20,877	$20,045

Adjusted Net Income (Loss)*	$412	$(1,093)	$3,154
Plus interest and other income (expense), net	(101)	(227)	(79)
Less (provision) benefit for income taxes	(71)	(48)	33
Less non-cash depreciation, amortization and stock compensation	(3,633)	(3,176)	(2,993)
Less gain (loss) on revaluation of warrants	150	513	(1,006)
Less non-recurring charges	(563)	—	—

GAAP net loss	$(3,806)	$(4,031)	$(891)

Diluted Adjusted Net Income (Loss) per share *	$0.02	$(0.05)	$0.19
Diluted GAAP net loss per share	$(0.17)	$(0.18)	$(0.05)
Diluted weighted average shares used for Adjusted Net Income (Loss) per share	22,179	21,940	17,042
Diluted weighted average shares used for GAAP net loss per share	22,076	21,940	16,576
Cash	$10,394	$10,119	$13,079

*	See detailed reconciliation of GAAP to non-GAAP measures in the financial tables attached to this release.

“Fourth quarter revenue of $25.5 million represented a gain of 22% over the third quarter and a 64% gain over second quarter. Strength in local product search and display, as well as, better optimization of our ad partners, contributed to the strong results. The company entered 2011 with significant monetization challenges, which were reflected in our first half 2011 results. We responded aggressively to these challenges by diversifying our revenue partners, entering new ad markets, expanding our product suite and increasing our sales organization from 20 to 70 people. We believe our fourth quarter results, which exceeded prior guidance, validate our strategy and initiatives,” said Heath Clarke, Local Corporation chairman and CEO. “We are determined to build on our strengths and resources to become a leading provider of digital media solutions connecting consumers with local merchants. There were significant accomplishments in 2011 related to this objective.

The financing completed at the start of 2011 allowed us to execute three strategic acquisitions and expand into new, high-growth local advertising segments. Our larger sales force allowed us to sell the many new ad products we launched in 2011 and we ended the year with more than 800 direct customers enrolled in our Exact Match digital media services. Revenue concentration from our two largest partners fell to 50% from 70% of revenue and non-search and direct revenues increased to a record $6.4 million, or 25% of total revenue, in the fourth quarter.

Looking to the first quarter, we expect some seasonality, plus continued business investments, to result in flat revenues and a small Adjusted Net Loss, followed by a return to revenue growth and profitability on an Adjusted Net Income basis in the second quarter and through the remainder of 2012. Our outlook for 2012 is for about 40% revenue growth to $110 million and approximately $0.05 per share Adjusted Net Income,” concluded Clarke.

Fourth Quarter Results Highlights:

•

Revenue – Record fourth quarter 2011 revenue of $25.5 million represents an increase of 22% over third quarter 2011 revenue of $20.9 million and a 27% increase over fourth quarter 2010 revenues of $20.1 million.

•	GAAP Net Income (Loss) – Fourth quarter 2011 GAAP Net Loss was $3.8 million, or ($0.17) per diluted share, compared to third quarter 2011 GAAP Net Loss of $4.0 million, or ($0.18) per diluted share.

•

Adjusted Net Income (Loss) – Fourth quarter 2011 Adjusted Net Income of $412,000, or $0.02 per diluted share, represents an increase of $1.5 million over third quarter 2011 Adjusted Net Loss of $1.1 million, or ($0.05) per diluted share.

Adjusted Net Income (Loss) is defined as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock-based compensation charges; gain or loss on warrant revaluation; and non-recurring items.

An explanation of the company’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures, is included below, and the reconciliation between GAAP and non-GAAP measures, where appropriate, is included in the financial tables attached to this release.

•

Cash – On Dec. 31, 2011, the company’s cash balance was $10.4 million up from the Sep. 30, 2011, cash balance of $10.1 million. During the fourth quarter 2011, the company had positive cash flow from operations of $1.4 million, partially offset by cash used for capital expenditures of $1.3 million.

•	Debt – On Dec. 31, 2011, the company had borrowings of $8.0 million outstanding under its Square One Bank line of credit.

Full Year 2011 Results Highlights:

•	Revenue – Revenue was $78.8 million for the year ended Dec. 31, 2011, which represents a 6% decrease over $84.1 million in 2010.

•

GAAP Net Income (Loss) – GAAP Net Loss was $14.6 million, or ($0.68) per diluted share, for the year ended Dec. 31, 2011. This compares to a GAAP Net Income of $4.2 million, or $0.25 per diluted share, for the year ended December 31, 2010.

•

Adjusted Net Income (Loss) – Adjusted Net Loss was $2.6 million, or ($0.12) per diluted share, for the year ended Dec. 31, 2011. This compares to Adjusted Net Income of $13.8 million, or $0.82 per diluted share, for the year ended Dec. 31, 2010.

“Our core search business returned to profitability during the second half of 2011 and we expect it to remain profitable throughout 2012,” said Ken Cragun, Local Corporation CFO. “Consistent with our goal of diversifying our revenue opportunities and expanding our sales capabilities, we will continue to invest in our business. These investments, combined with first quarter seasonality, are expected to result in flat revenues and an Adjusted Net Loss of $200,000 for the quarter. However, we expect the company to deliver revenue growth and profitability, on an adjusted basis, for the second quarter and for the remainder of 2012.”

Fourth Quarter 2011 Operating and Recent Highlights:

•

Overall and Organic Traffic – Overall traffic on the site and network was a record 93.7 million monthly unique visitors (MUVs) in the fourth quarter 2011, up 2% from the third quarter 2011 MUVs of 91.9 million and up 17% from fourth quarter 2010 MUVs of 80.1 million. Organic traffic on the site and network was 29.6 million MUVs in the fourth quarter 2011, up 1.7% from the third quarter 2011 MUVs of 29.1 million and up 3.5% from fourth quarter 2010 organic traffic of 28.6 million. Organic traffic is defined as all non-SEM sourced traffic.

•

Appointments to Management Team – Erick Herring joined the company as senior vice president of technology, Mike Sawtell was promoted from chief operating officer to president and chief operating officer and Peter Chang joined the company as vice president of consumer properties.

•	Awarded Local Shopping Patent – On Oct. 4, 2011, the company was awarded a patent by the U.S. Patent and Trademark Office covering a system for providing localized shopping information.

•

Spreebird Mobile Applications – On Oct. 13, 2011, the company launched mobile applications for its Spreebird daily deals business, which enables consumers to browse, buy and redeem Spreebird deals on their Apple iOS® or AndroidTM-enabled mobile phones and other mobile devices.

•

Update of Mobile Flagship Site – On Jan. 27, 2012, the company announced an updated and optimized mobile-enabled version of the Local.com site. The new mobile site enables users to more easily search for local products and services from their mobile phone or device.

Fourth Quarter 2011 Owned & Operated (O&O):

•

Record Revenue – Fourth quarter 2011 O&O revenue was $17.5 million, up 30% from third quarter 2011 O&O revenue of $13.5 million and a 75% increase over fourth quarter 2010 O&O revenue of $10.0 million.

•

Record Monetization of Traffic – Revenue per thousand visitors (RKV) for fourth quarter 2011 was a record $332, up 31% from third quarter 2011 RKV of $254 and up 66% from fourth quarter 2010 RKV of $200.

Fourth Quarter 2011 Network:

•	Revenue – Fourth quarter 2011 Network revenue was $5.1 million, up 16% from third quarter 2011 Network revenue of $4.4 million and down 18% from fourth quarter 2010 Network revenue of $6.2 million.

•	Network Sites – The Network business unit ended the fourth quarter 2011 with more than 1,200 regional media sites.

Fourth Quarter 2011 Sales & Advertiser Services:

•	Revenue – Fourth quarter 2011 SAS revenue was $2.9 million, down slightly from the third quarter 2011 SAS revenue of $3.1 million.

•

Digital Media Enrollments – SAS ended the fourth quarter 2011 with more than 800 direct subscribers for its Exact Match suite of digital media services. Each new subscriber generates monthly revenue equal to the monthly revenue of about 10 legacy SMB subscribers discussed below.

•

Legacy SMBs – SAS ended the fourth quarter 2011 with approximately 27,000 legacy subscribers. These subscribers are expected to decline in future periods due to anticipated attrition and the company’s focus on higher value digital media enrollments discussed above.

First quarter 2012 Financial Guidance:

Revenue – The company expects first quarter 2012 revenue to be approximately $25.0 million.

Adjusted Net Loss – Adjusted Net Loss for Q1 2012 is expected to be approximately $200,000, or ($0.01) per diluted share, assuming diluted weighted average shares of 22.1 million.

Projected Q1 2012 Adjusted Net Income Factors:

•	Interest Expense of $100,000

•	Income Tax Provision of zero

•	Depreciation Expense of $900,000

•	Amortization Expense of $1.2 million

•	Stock Compensation Expense of $850,000

•	Warrant Revaluation Expense and Other Non-Recurring items are undeterminable*

The company’s third and fourth quarter financial results included a net financial benefit of approximately $500,000 resulting from the modification of a partner contract. This financial benefit ended December 31, 2011.

Fiscal 2012 Financial Guidance:

Revenue – The company expects revenue to be approximately $110 million for 2012.

Adjusted Net Income – Adjusted Net Income for 2012 is expected to be approximately $1.1 million, or $0.05 per diluted share, assuming diluted weighted average shares of 23.0 million, taking into account the dilutive effect of stock options and warrants.

Projected 2012 Adjusted Net Income Factors:

•	Interest Expense of $400,000

•	Income Tax Provision of zero

•	Depreciation Expense of $3.9 million

•	Amortization Expense of $3.5 million

•	Stock Compensation Expense of $2.8 million

•	Warrant Revaluation Expense and Other Non-Recurring items are undeterminable*

*	The valuation of the warrant liability is based in large part on the underlying price and volatility of our common stock during the quarter. Since we cannot predict this, we cannot project the non-cash gain or loss in connection with these warrants, and therefore, cannot reasonably project our GAAP net income. We therefore cannot provide GAAP guidance, but we do report GAAP results.

Conference Call Information:

Chairman and CEO Heath Clarke and CFO Ken Cragun will host a conference call today at 4:30 p.m. ET to discuss the results and outlook. Investors and analysts can participate in the call by dialing 1-877-454-9136 or 1-617-826-1724, passcode # 49525183. To listen to the webcast, or to view the press release, please visit the Investor Relations section of the Local Corporation website at: http://ir.local.com. Institutional investors can access the call via Thomson/CCBN’s password-protected event management site, StreetEvents, at: www.streetevents.com.

The replay can be accessed for approximately one week starting at 7:30 p.m. ET the day of the call by dialing 1-800-585-8367 or 1-404-537-3406, passcode # 49525183. A replay of the webcast will be available for approximately 90 days on the company’s website, starting approximately one hour after the completion of the call.

Android is a trademark of Google, Inc.

IOS is a trademark or registered trademark of Cisco in the U.S. and other countries and is used under license.

About Local Corporation

Local Corporation (NASDAQ:LOCM) is a local media company that specializes in connecting brick-and-mortar businesses with online customers using a variety of innovative digital marketing products including local rich media, local business and product search, mobile, SEO, web hosting, social media and daily deals. The company serves a million consumers a day on the flagship Local.com website, Spreebird.com and a network of more than 1,000 regional media sites. To advertise, or for more information, visit: http://www.local.com/ or http://www.localcorporation.com.

Local Corporation is a registered trade name of Local.com Corporation.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words or expressions such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend,’ ‘projects,’ ‘forecast,’ ‘potential,’ ‘feel’ and similar expressions and phrases are intended to identify such forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our advertising partners paying less revenue per click and revenues to us for our search results, our ability to adapt our business following the shifts in our monetization partners, our ability to monetize the Local.com domain, including at a profit, our ability to retain a monetization partner for the Local.com domain and other web properties under our management that allows us to operate profitably, our ability to develop, market and operate our local-search technologies, our ability to market the Local.com domain as a destination for consumers seeking local-search results, our ability to grow our business by enhancing our local-search services, including through businesses we acquire, the integration and future performance of our Spreebird business, our Krillion business and our Rovion business, the possibility that the information and estimates used to predict anticipated revenues and expenses associated with the businesses we acquire are not accurate, difficulties executing integration strategies or achieving planned synergies, the possibility that integration costs and go-forward costs associated with the businesses we acquire will be higher than anticipated, our ability to successfully expand our sales channels for new and existing products and services, our ability to increase the number of businesses that purchase our advertising products, our ability to expand our advertiser and distribution networks, our ability to integrate and effectively utilize our acquisitions’ technologies, our ability to develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.

Our most recent Annual Report on Form 10-K/A, subsequent Quarterly Reports on Form 10-Q and Form 10-Q/A, recent Current Reports on Form 8-K and Form 8-K/A, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Non-GAAP Financial Measures

This press release includes the non-GAAP financial measure of “Adjusted Net Income” and “Adjusted Net Loss” which we define as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges; gain or loss on warrant revaluation; and non-recurring items. Adjusted Net Income (Loss), as defined above, is not a measurement under GAAP. Adjusted Net Income (Loss) is reconciled to net income (loss) which we believe is the most comparable GAAP measure. A reconciliation of net income (loss) to Adjusted Net Income (Loss) is set forth at the end of this press release.

Management believes that Adjusted Net Income (Loss) provides useful information to investors about the company’s performance because it eliminates the effects of period-to-period changes in income from interest on the company’s cash and marketable securities, expense from the company’s financing transactions and the costs associated with income tax expense, capital investments, stock-based compensation expense, warrant revaluation charges and non-recurring items which are not directly attributable to the underlying performance of the company’s business operations. Management uses Adjusted Net Income (Loss) in evaluating the overall performance of the company’s business operations.

A limitation of non-GAAP Adjusted Net Income (Loss) is that it excludes items that often have a material effect on the company’s net income and earnings per common share calculated in accordance with GAAP. Therefore, management compensates for this limitation by using Adjusted Net Income (Loss) in conjunction with net income (loss) and net income (loss) per share measures. The company believes that Adjusted Net Income (Loss) provides investors with an additional tool for evaluating the company’s core performance, which management uses in its own evaluation of overall performance, and as a base-line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP; it may provide greater insight into the company’s financial results. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to, GAAP net income or earnings per share.

# # #

Investor Relations Contacts:

Janine Zanelli

Local Corporation

949-341-5340

jzanelli@local.com

Paul Kuntz

RedChip Companies, Inc.

1-800-733-2447, Ext. 105

paul@redchip.com

Media Relations Contact:

Cameron Triebwasser

Local Corporation

949-789-5223

ctriebwasser@local.com

LOCAL.COM CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	December 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$10,394	$13,079
Restricted cash	10	—
Accounts receivable, net of allowances of $400 and $297, respectively	13,456	11,912
Note receivable	392	249
Prepaid expenses and other current assets	732	1,454

Total current assets	24,984	26,694
Property and equipment, net	8,247	7,119
Goodwill	32,539	17,339
Intangible assets, net	9,622	8,989
Long term note receivable	350	751
Deposits	69	52

Total assets	$75,811	$60,944

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,193	$7,626
Accrued compensation	2,152	1,906
Deferred rent	551	641
Warrant liability	207	2,840
Other accrued liabilities	2,422	651
Revolving line of credit	8,000	7,000
Deferred revenue	313	699

Total current liabilities	25,838	21,363

Deferred income taxes	265	188

Total liabilities	26,103	21,551

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.00001 par value; 10,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 65,000 shares authorized; 22,082 and 16,584 issued and outstanding, respectively	—	—
Additional paid-in capital	119,068	94,194
Accumulated deficit	(69,360)	(54,801)

Stockholders’ equity	49,708	39,393

Total liabilities and stockholders’ equity	$75,811	$60,944

LOCAL.COM CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenue	$25,507	$20,045	$78,763	$84,137

Costs and expenses:
Cost of revenues	15,012	11,834	49,319	46,517
Sales and marketing	7,226	3,282	21,931	14,356
General and administrative	3,275	1,899	12,157	8,685
Research and development	2,110	1,380	6,507	5,133
Amortization of intangibles	1,668	1,489	5,447	5,734

Total operating expenses	29,291	19,884	95,361	80,425

Operating income (loss)	(3,784)	161	(16,598)	3,712
Interest and other income (expense), net	(101)	(79)	(413)	(275)
Revaluation of warrants	150	(1,006)	2,633	887

Income (loss) before income taxes	(3,735)	(924)	(14,378)	4,324
(Benefit) Provision for income taxes	71	(33)	181	102

Net income (loss)	$(3,806)	$(891)	$(14,559)	$4,222

Per share data:
Basic net income (loss) per share	$(0.17)	$(0.05)	$(0.68)	$0.26

Diluted net income (loss) per share	$(0.17)	$(0.05)	$(0.68)	$0.25

Basic weighted average shares outstanding	22,076	16,576	21,384	15,966
Diluted weighted average shares outstanding	22,076	16,576	21,384	16,788

Supplemental Consolidated Statements of Operations Information

Stock-based Compensation Expense

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Cost of revenues	$12	$81	$177	$244
Sales and marketing	368	275	1,411	836
General and administrative	422	452	1,849	1,297
Research and development	74	114	387	534

Total stock-based compensation expense	$876	$922	$3,824	$2,911

Net stock compensation expense per share
Basic	$0.04	$0.06	$0.18	$0.18

Diluted	$0.04	$0.06	$0.18	$0.17

LOCAL.COM CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Year Ended December 31,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$(14,559)	$4,222
Adjustments to reconcile net income (loss) to cash (used in) provided by operating activities:
Depreciation and amortization	8,736	7,152
Provision for doubtful accounts	125	130
Stock-based compensation expense	3,824	2,911
Revaluation of warrants	(2,633)	(887)
Deferred income taxes	126	168
Changes in operating assets and liabilities:
Accounts receivable	(1,409)	(3,250)
Note receivable	258	(1,000)
Prepaid expenses and other	714	(1,047)
Other non-current assets	(12)	—
Accounts payable and accrued liabilities	4,548	(158)
Deferred revenue	(466)	66

Net cash (used in) provided by operating activities	(748)	8,307

Cash flows from investing activities:
Capital expenditures	(4,361)	(6,267)
Decrease in restricted cash	—	35
Increase in notes receivable	(1,085)	—
Decrease in notes receivable	1,085	—
Acquisition, net of cash acquired	(15,969)	(5,775)
Purchases of intangible assets	(822)	(4,937)

Net cash used in investing activities	(21,152)	(16,944)

Cash flows from financing activities:
Proceeds from exercise of warrants	—	6,974
Proceeds from exercise of options	291	1,911
Proceeds from issuance of common stock	18,227	—
Payment of revolving credit facility	(7,000)	(3,000)
Proceeds from revolving credit facility	8,000	7,000
Repurchases of common stock	—	(1,221)
Payment of financing related costs	(303)	(28)

Net cash provided by financing activities	19,215	11,636

Net increase (decrease) in cash and cash equivalents	(2,685)	2,999
Cash and cash equivalents, beginning of period	13,079	10,080

Cash and cash equivalents, end of period	$10,394	$13,079

Supplemental Cash Flow Information:
Interest paid	$229	$269

Income taxes paid	$11	$75

LOCAL.COM CORPORATION

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Three Months Ended September 30,
	2011	2010	2011
Net loss	$(3,806)	$(891)	$(4,031)
Less interest and other income (expense), net	101	79	227
Plus provision for income taxes	71	(33)	48
Plus amortization of intangibles	1,668	1,489	1,371
Plus depreciation	1,089	582	850
Plus stock-based compensation	876	922	955
Less revaluation of warrants	(150)	1,006	(513)
Plus non-recurring charges*	563	—	—

Adjusted Net Income (Loss)	$412	$3,154	$(1,093)

Diluted Adjusted Net Income (Loss) per share	$0.02	$0.19	$(0.05)

Diluted weighted average shares outstanding	22,179	17,042	21,940

*	Included in non-recurring charges are costs incurred due to a change in officer as well as severance cost incurred during the quarter

	Year ended December 31, 2011	Year ended December 31, 2010
Net income (loss)	$(14,559)	$4,222
Plus interest and other income (expense), net	413	275
Plus provision for income taxes	181	102
Plus amortization of intangibles	5,447	5,734
Plus depreciation	3,289	1,418
Plus stock-based compensation	3,824	2,911
Plus revaluation of warrants	(2,633)	(887)
Less non-recurring items	1,461	—

Adjusted Net Income (Loss)	$(2,577)	$13,775

Diluted Adjusted Net Income (Loss) per share	$(0.12)	$0.82

Diluted weighted average shares	21,384	16,788